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                                                                    EXHIBIT 99.1

(O'CHARLEY'S INC. LOGO)

NEWS RELEASE


CONTACTS    Lawrence E. Hyatt                              Gene Marbach
            Chief Financial Officer                        Investor Relations
            O'Charley's Inc.                               Makovsky + Company
            (615) 782-8818                                 (212) 508-9600

                      O'CHARLEY'S INC. NAMES JEFF D. WARNE
                          O'CHARLEY'S CONCEPT PRESIDENT

NASHVILLE, Tenn. (January 30, 2006) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today announced that it has hired Jeff
D. Warne to the position of Concept President of O'Charley's Restaurants. Mr. Warne, age 45, will be responsible for leading day-to-day operations at the O'Charley's concept, including the implementation of programs designed to enhance profitability and long-term growth, as well as increase brand value, guest counts and sales.

         An executive with substantial experience in casual dining, Mr. Warne joins O'Charley's after fifteen years with Carlson Companies, Inc. In his most recent assignment at Carlson, Mr. Warne was President and Chief Operating Officer of PickUp Stix, where he was responsible for the overall management of the brand including restaurant operations, franchise operations, marketing, real estate development, commissary operations, finance, human resources and training. Previously, Mr. Warne served as Executive Vice president and Chief Operating Officer of TGI Friday's International, where he was responsible for the overall management of TGI Friday's restaurant operations outside of the United States. Mr. Warne's earlier experience at Carlson includes serving as Chief Financial Officer of Carlson Restaurants Worldwide, and Vice President of Business Planning. He holds an MBA with honors from the University of Chicago and a BS from St. Cloud State University. Mr. Warne is a Certified Public Accountant and a Chartered Financial Analyst.

         Gregory L. Burns, Chairman and Chief Executive Officer of O'Charley's Inc., stated, "In Jeff Warne we have found a proven leader with a broad skill set, an impressive track record, and deep operational experience in the restaurant industry to guide our O'Charley's concept. He is a great fit for our Company, and we are confident that he will improve all aspects of the performance of O'Charley's by driving sales, increasing guest frequency, and improving operating margins. We will also benefit from his leadership in positioning the O'Charley's concept to become 'Best of Class' as we unveil our 'Passion to Serve' vision to strengthen our relationship with each and every guest. We are excited to welcome him to the O'Charley's team"


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O'Charley's Names Warne Concept President
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         Consistent with the Company's philosophy of aligning the interests of its management with those of its shareholders, the Company has granted Mr. Warne restricted stock awards for an aggregate of 20,000 shares of the Company's common stock that will vest ratably over three years. These awards constitute inducement awards under NASDAQ Marketplace Rule 4350.


ABOUT O'CHARLEY'S INC.

O'Charley's Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 348 restaurants under three brands: O'Charley's, Ninety Nine Restaurant and Pub, and Stoney River Legendary Steaks. The Company operates 225 company-owned O'Charley's restaurants in 17 states in the Southeast and Midwest, and has 5 franchised O'Charley's restaurants in Michigan and 2 joint venture O'Charley's restaurants in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine Restaurant & Pub restaurants in 109 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island, Vermont and Pennsylvania. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates seven Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD LOOKING STATEMENT

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to increase operating margins and increase same store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the Company's ability to sell closed restaurants and other surplus assets; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition, and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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